UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2021

Clene Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 676 9695

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value US$0.0001 per share	CLNN	The Nasdaq Stock Market LLC
Warrants, to acquire one-half of one share of Common Stock for $11.50 per share	CLNNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On March 30, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”) of Clene Inc. (the “Company”) approved the dismissal of PricewaterhouseCoopers LLP (“PwC”), which was then serving as the Company’s independent registered public accounting firm. PwC was dismissed on March 30, 2021 as the Company’s independent registered accounting firm, effective immediately.

PwC’s reports on the Company’s financial statements for the years ended December 31, 2020 and 2019 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except for (i) the emphasis of matter discussed relating to the Company needing additional financing or a collaboration agreement to fund future operations in the 2020 report, and (ii) the substantial doubt about the Company's ability to continue as a going concern disclosed in the 2019 report.

During the Company’s two most recent fiscal years ended December 31, 2020 and 2019 and the subsequent interim period through March 30, 2021 there were no (i) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with PwC on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except for the material weaknesses identified related to (i) an ineffective control environment commensurate with its financial reporting requirements, including (a) lack of a sufficient number of trained professionals with an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately; and (b) lack of structures, reporting lines and appropriate authorities and responsibilities to achieve financial reporting objectives, which contributed to the following additional deficiencies (each of which individually represents a material weakness) in Clene’s internal control over financial reporting; (ii) lack of formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over the preparation and review of account reconciliations and journal entries; (iii) lack of segregation of duties related to manual journal entries, including the ability to both prepare and post manual journal entries without an independent review by someone without the ability to prepare and post manual journal entries; (iv) lack of formal accounting policies related to complex transactions specifically related to warrants to purchase preferred stock and convertible promissory notes with embedded derivatives and the completeness and accuracy of the data used in the valuation; and (v) ineffective controls over certain information technology (“IT”) general controls for IT systems.

The Company has provided PwC with the disclosures under this Item 4.01(a) and requested PwC to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.01(a) and, if not, stating the respects in which it does not agree. PwC’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On March 31, 2021, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2021 effective immediately. During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through March 31, 2021, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated April 2, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clene Inc.

Date: April 2, 2021	By:	/s/ Robert Etherington
Robert Etherington
President, Chief Executive Officer and Director

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